UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2013

QuickLogic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1277 Orleans Drive, Sunnyvale, CA		94089-1138
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 990-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

QuickLogic Corporation (“QuickLogic”) has filed a universal shelf registration statement with the U.S. Securities and Exchange Commission, or SEC. When the shelf registration statement is declared effective by the SEC, QuickLogic will have the option to offer and sell, from time to time in one or more offerings, up to $40 million of common stock, preferred stock, debt securities, warrants to purchase any of these securities, depository shares or any combination of such securities. Specific terms and share prices of any future offering under the registration statement will be established at the time of any such offering, and will be described in a prospectus supplement that QuickLogic will file with the SEC.

QuickLogic intends to use the net proceeds from any sale of securities sold by the company under the shelf registration statement for general corporate purposes and working capital requirements, which may include licenses or acquisitions of intellectual property or technologies to incorporate into QuickLogic’s products, capital expenditures, possible investments in and acquisitions of complementary businesses, partnerships or repayment of debt.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the final prospectus and prospectus supplement relating to any offering under the registration statement will be filed with the SEC and can be obtained, when available, by contacting: QuickLogic Corporation, Attention: Chief Financial Officer, 1277 Orleans Drive, Sunnyvale, California 94089-1138.

Cautionary Statement

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, QuickLogic’s expectations regarding the SEC’s approval of the effectiveness of the registration statement; QuickLogic’s expected use of proceeds from the sale of securities under the registration statement; and QuickLogic’s ability to raise capital through the sale of securities under the registration statement. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: the limitations on QuickLogic’s ability to cause the shelf registration to be declared effective by the SEC; changes in operations, financial results and economic conditions that limit QuickLogic’s ability to raise additional capital; and unexpected changes in QuickLogic’s operations that impact its use of proceeds from the sale of securities under the registration statement.

For a detailed discussion of these and other risk factors, please refer to QuickLogic’s Annual Report on Form 10-K for the fiscal year ended December 30, 2012 and from time to time other filings with the SEC, which are available on the SEC’s Web site (http://www.sec.gov).

Stockholders of QuickLogic are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. QuickLogic does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this Current Report on Form 8-K, or to reflect the occurrence of unanticipated events.

The information in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2013	QuickLogic Corporation

/s/ Ralph S. Marimon
Ralph S. Marimon Vice President of Finance and Chief Financial Officer

3